Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Access Worldwide Communications, Inc.

Boca Raton, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-118535) of Access Worldwide Communications, Inc. (the “Company”) of our report dated March 21, 2005, relating to the consolidated financial statements as of December 31, 2004 and for each of the two years in the period ended December 31, 2004, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

West Palm Beach, Florida

March 29, 2005